UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2009

Gladstone Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2009 Gladstone Capital Corporation (the “Company”), through its wholly-owned subsidiary Gladstone Business Loan, LLC, entered into a third amended and restated credit agreement providing for a $127 million revolving line of credit arranged by Key Equipment Finance Inc. as administrative agent, replacing Deutsche Bank, A.G. as administrative agent (the “KEF Facility”).  Branch Banking and Trust Company (“BB&T”) also joined the KEF Facility as a committed lender.  In connection with entering into the KEF Facility, the Company drew down borrowings of $104.3 million under the KEF Facility, which were used to make a final payment to Deutsche Bank, A.G. in satisfaction of all unpaid principal and interest owing to Deutsche Bank under the prior credit agreement.  Subject to certain terms and conditions, the KEF Facility may be expanded up to $200 million through the addition of other committed lenders to the facility.  Without the addition of other committed lenders, the KEF Facility provides a total commitment of $127 million through December 31, 2009, $102 million from January 1, 2010 to May 11, 2010, and $77 million thereafter.  The KEF Facility matures on May 14, 2010, and if the facility is not renewed or extended by this date, all principal and interest will be due and payable on the scheduled maturity date of May 14, 2011.  Advances under the KEF Facility will generally bear interest at the 30-day LIBOR or Commercial Paper (“CP”) rate (subject to a minimum rate of 2%), plus 4% per annum, with a commitment fee of 0.75% per annum on undrawn amounts.

Item 8.01 Other Events.

On May 18, 2009, the Company issued a press release announcing the closing of the KEF Facility described in Item 1.01 above.  A copy of the press release is filed herewith as Exhibit 99.1.

Forward-Looking Statements

The statements in this Form 8-K regarding the expansion of the credit facility through the addition of other committed lenders are forward-looking statements that involve a number of known and unknown risks and uncertainties.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the ability of the Company to identify other committed lenders who will agree to join the KEF Facility under its current terms and obtain the consent of the existing committed lenders to the addition of any new lenders to the KEF Facility.  Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in its other filings with the Securities and Exchange Commission.  These forward-looking statements represent the Company’s judgment as of the time of the filing of this Form 8-K.  The Company disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1 — Third Amended and Restated Credit Agreement dated as of May 15, 2009 by and among Gladstone Business Loan, LLC as Borrower, Gladstone Management Corporation as Servicer, the Committed Lenders named therein, the CP Lenders named therein, the Managing Agents named therein, and Key Equipment Finance Inc. as Administrative Agent.

Exhibit 99.1 – Press release dated May 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation (Registrant)
May 18, 2009	By: /s/ Gresford Gray (Gresford Gray, Chief Financial Officer)